EXHIBIT E-1
                                       MAP

                        APS ELECTRICAL GENERATING SYSTEM

Pursuant to Regulation S-T, Rule 304 and 311, Exhibit I includes a map of the State of Arizona titled "APS Electrical Generating System" showing the name and geographic location of the generating facilities owned or leased by APS. This exhibit also includes a list of such generating facilities identifying the number and type of units at each such facility and the location (by county) of each such facility. The Yucca unit is located in Yuma county; the Douglas unit is located in Cochise county; the Saguaro unit is located in Pinal County; the Ocotillo, West Phoenix, Palo Verde, Glendale, and Scottsdale units are located in Maricopa county; the Cholla unit is located in the Navajo county; the Four Corners unit is located in San Juan county; the Navajo, and Coconino units are located in Coconino county.

                        APS ELECTRICAL GENERATING SYSTEM

            UNIT NAME              COUNTY                                       OWNERSHIP
            ---------              ------                                       ---------
 1     YUCCA:                       YUMA                                  Arizona Public Service
       Combustion Turbine 1
       Combustion Turbine 2
       Combustion Turbine 3
       Combustion Turbine 4

 2     DOUGLAS:                    COCHISE                                Arizona Public Service
       Combustion Turbine 1

 3     SAGUARO:                     PINAL                                 Arizona Public Service
       Steam Unit 1
       Steam Unit 2
       Combustion Turbine 1
       Combustion Turbine 2

 4     OCOTILLO:                  MARICOPA                                Arizona Public Service
       Steam Unit 1
       Steam Unit 2
       Combustion Turbine 1
       Combustion Turbine 2
       Solar 1
       Solar 2

 5     WEST PHOENIX:              MARICOPA                                Arizona Public Service
       Steam Unit 4
       Steam Unit 5
       Steam Unit 6
       Combustion Turbine 1
       Combustion Turbine 2
       Combined Cycle 1
       Combined Cycle 2
       Combined Cycle 3

 6     CHOLLA:                     NAVAJO                                 Arizona Public Service
       Coal Unit 1
       Coal Unit 2
       Coal Unit 3

 7     FOUR CORNERS:              SAN JUAN           Arizona Public Service, Salt River Project, Tucson Electric Power
       Coal Unit 1                                    Public Service New Mexico, Southern Cal Edison, El Paso Electric
       Coal Unit 2
       Coal Unit 3
       Coal Unit 4
       Coal Unit 5

 8     NAVAJO:                    COCONINO           Arizona Public Service, Salt River Project, Tucson Electric Power
       Coal Unit 1                                    Nevada Power, Los Angeles Dept of Water and Power, US Government
       Coal Unit 2
       Coal Unit 3

 9     PALO VERDE:                MARICOPA         Arizona Public Service, Salt River Project, Southern Cal Public Auth,
       Nuclear Unit 1                                 Public Service New Mexico, Southern Cal Edison, El Paso Electric,
       Nuclear Unit 2                                                Los Angeles Dept of Water and Power
       Nuclear Unit 3

10     COCONINO                   COCONINO                                Arizona Public Service
       Solar 1

11     GLENDALE                   MARICOPA
       Solar 1                                                            Arizona Public Service

12     SCOTTSDALE                 MARICOPA
       Solar 1                                                            Arizona Public Service

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )


     I, Ellen Willhite, Manager, Generation Administration Support, of Arizona Public Service Company, do hereby certify that the foregoing Exhibit I contains an accurate depiction of the facilities that Arizona Public Service is transferring to Pinnacle West Energy Corporation.


                                        Ellen Willhite
                                        ----------------------------------------
                                        Ellen Willhite


SUBSCRIBED AND SWORN to before me this 24 day of July, 2000.


                                        Twyla Hannah
                                        ----------------------------------------
                                                     Notary Public

My Commission expires:

                                                        [SEAL]